                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            ECC International Corp.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            ECC INTERNATIONAL CORP.

                                                                October 15, 1999

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ECC International Corp. to be held on Wednesday, November 10, 1999, at 10:00 a.m. at 2001 West Oak Ridge Road in Orlando, Florida. The Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon: (i) the election of the Board of Directors to serve for a one-year term and (ii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year.

     Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors, thank you for your continued support.

                                        Sincerely,

                                        /s/ JAMES C. GARRETT
                                        JAMES C. GARRETT
                                        President and
                                        Chief Executive Officer

                            ECC INTERNATIONAL CORP.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  ECC INTERNATIONAL CORP.:

     Notice is hereby given that the Annual Meeting of Stockholders of ECC International Corp., a Delaware corporation (the "Company"), will be held at 2001 West Oak Ridge Road in Orlando, Florida, on November 10, 1999 at 10:00 a.m., Eastern Standard Time (the "Meeting"), to consider and act upon the following matters:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

          2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

          3. To transact such other business, if any, as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     Holders of record of the Company's Common Stock, $.10 par value per share, as of the close of business on October 8, 1999 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of stockholders is open for examination to any stockholder at the principal executive offices of the Company, 2001 West Oak Ridge Road, Orlando, Florida 32809-3803 and will be available at the Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Melissa Van Valkenburgh

                                            Melissa Van Valkenburgh, Secretary

Orlando, Florida
October 15, 1999

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                            ECC INTERNATIONAL CORP.
                            2001 WEST OAK RIDGE ROAD
                             ORLANDO, FL 32809-3803
                            ------------------------

                                PROXY STATEMENT

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON NOVEMBER 10, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECC International Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 2001 West Oak Ridge Road in Orlando, Florida, on November 10, 1999 at 10:00 a.m., Eastern Standard Time (the "Meeting"), and all adjournments thereof. The matters to be considered and acted upon at the Meeting are described below in this Proxy Statement.

     All shares represented by proxies will be voted in the manner specified on the proxy. Any proxy not specifying the contrary will be voted in the election of directors for the Board of Directors' nominees and in favor of the proposal regarding the selection of accountants. Stockholders giving proxies may revoke them by written request to the Secretary of the Company at any time prior to their being voted.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1999 ARE FIRST BEING SENT OR GIVEN TO THE COMPANY'S STOCKHOLDERS ON OR ABOUT OCTOBER 20, 1999. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 2001 WEST OAK RIDGE ROAD, ORLANDO, FLORIDA 32809-3803, ATTENTION: SECRETARY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     Holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), as of the close of business on October 8, 1999 (the "Record Date"), will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, there were outstanding and entitled to vote 8,414,765 shares of Common Stock. With respect to each matter to come properly before the Meeting, each holder of shares of Common Stock will be entitled to one vote per share. Pursuant to the Company's stockholder rights plan, each outstanding share of Common Stock has attached to it one Preferred Stock Purchase Right (the "Rights"), which entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series B Junior Participating Preferred Stock at a price of $40.00 per one one-thousandth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Mellon Bank, N.A., as Rights Agent, dated as of August 27, 1996, as amended.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on such matter.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions of the proxies. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by providing written notice of such revocation to the Secretary of the Company, by submitting a validly executed later-dated proxy, or by attending the Meeting and voting in person. The mere presence of a stockholder at the Meeting, however, will not constitute a revocation of a previously submitted proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 1999, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director,
(iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                                SHARES OF            PERCENTAGE OF
                        NAME OF                               COMMON STOCK         OUTSTANDING SHARES
                    BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)    OF COMMON STOCK(2)
                    ----------------                      ---------------------    ------------------
5% STOCKHOLDERS:
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401................................          538,014(3)               6.4%
Franklin Advisors
  77 Mariners Island Blvd
  San Mateo, CA 94404...................................          772,000(4)               9.2%
Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202...................................          935,500(5)              11.1%
Steel Partners II, L.P.
  150 E. 52nd Street
  21st Floor
  New York, NY 10022....................................        1,242,500(6)              14.8%
DIRECTORS:
Bruce A. Beda...........................................           30,248(7)                 *
Julian Demora...........................................          415,111(8)               4.9%
James C. Garrett........................................          250,000(9)               2.9%
James R. Henderson......................................                0                    *
Martin S. Kaplan........................................           77,997(10)                *
Jesse Krasnow...........................................           99,259(11)              1.2%
Warren G. Lichtenstein..................................        1,242,500(12)             14.8%
Thomas E. McGrath.......................................           74,497(13)                *
Merrill A. McPeak.......................................           60,285(14)                *
OTHER NAMED EXECUTIVE OFFICERS:
Glenn Andrew............................................           47,586(15)                *
James B. Conyers........................................           22,592(16)                *
Ajit W. Hirani..........................................                0                    *
Jerome Pogorzelski......................................           32,633(17)                *
Melissa Van Valkenburgh.................................           35,000(18)                *
Relland M. Winand.......................................            4,120                    *
All directors and executive officers as a group (16
  persons)..............................................        2,392,003(19)             27.1%

---------------

  * Percentage is less than 1% of the total number of outstanding shares of Common Stock.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after August 31, 1999. Any references in these footnotes to stock options held by a person shall refer only to stock options currently exercisable or exercisable within 60 days after August 31, 1999. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) For purposes of this table, the number of outstanding shares of Common Stock is adjusted for each person to include the number of shares of Common Stock subject to stock options held by such person.

 (3) On February 11, 1999, Dimensional Fund Advisors Inc. filed a Schedule 13G pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock. Dimensional Fund Advisors Inc. reported sole dispositive power over 538,014 and sole voting power over 538,014 of such beneficially owned shares of Common Stock.

 (4) The foregoing information is derived from information provided by Franklin Advisors to the Company.

 (5) On March 10, 1999, Heartland Advisors, Inc. filed a Schedule 13G pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock as of February 28, 1999. Heartland Advisors, Inc. reported sole dispositive power over 935,500, and sole voting power over 219,500, of such beneficially owned shares of Common Stock.

 (6) The foregoing information is derived from information provided by Steel Partners II, L.P. to the Company.

 (7) Includes 10,000 shares subject to outstanding stock options.

 (8) Includes 405,111 shares which are held in trust for the benefit of Mr. Demora and 10,000 shares subject to outstanding stock options.

 (9) Includes 200,000 shares subject to outstanding stock options.

(10) Includes 48,070 shares which are held in the Martin S. Kaplan P.C., Pension Plan and Profit Sharing Trust and 20,000 shares subject to outstanding stock options.

(11) Includes 20,000 shares which are held in trust for the benefit of Mr. Krasnow's three children and 79,259 shares held jointly by Mr. Krasnow and his wife, Maris.

(12) Consists of the shares described in (6). Mr. Lichtenstein is the Chairman of the Board for Steel Partners L.L.C., the general partner of Steel Partners II, L.P., and as a result, may be considered the beneficial owner of the shares held by Steel Partners II, L.P., although Mr. Lichtenstein disclaims such beneficial ownership, except as to his pecuniary interest therein.

(13) Includes 20,000 shares subject to outstanding stock options.

(14) Includes 40,000 shares subject to outstanding stock options.

(15) Consists of 47,586 shares subject to outstanding stock options.

(16) Includes 10,675 shares subject to outstanding stock options.

(17) Includes 17,000 shares subject to outstanding stock options.

(18) Consists of 35,000 shares subject to outstanding stock options.

(19) Includes the shares described in notes 7-18 above.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy (James C. Garrett and Jesse Krasnow) will vote to elect as directors of the Company the eight nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. Martin S. Kaplan, who has served on the Board of Directors since 1969, will not be standing for election to the Board this year. After 30 years of dedicated service to the Company, Mr. Kaplan is stepping down in order to devote more time to other interests.

     Each director will be elected to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable. The affirmative vote of the holders of a plurality of the shares of the Common Stock of the Company present or represented at the Meeting is necessary for the election of the nominees named below.

     Set forth below are the name and age of each nominee for the Board and the positions and offices held by him, his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director as of August 31, 1999, appears under "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among any of the nominees for director and executive officers of the Company.

     BRUCE A. BEDA, age 58, became a director in 1997. Mr. Beda has been Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since February 1995. Previously, he was Chief Financial Officer at VentureDynes Ltd., a multi-divisional manufacturing company. Mr. Beda serves on the Boards of Directors of Stifel Financial Corp. and Iwerks Entertainment.

     JULIAN DEMORA, age 73, became a director in 1992. Mr. Demora is President of the construction and development company, Key Realty and Development, Inc.

     JAMES C. GARRETT, age 55, is President and Chief Executive Officer of the Company. He became a director in June 1998. Previously, Dr. Garrett served as Vice President and General Manager of the Raytheon E-Systems Communications Division from 1991 to June 1998.

     JAMES R. HENDERSON, age 40, is a nominee for the Board. He has been a consultant to Steel Partners L.L.C since August 1999. Prior to that, Mr. Henderson was employed by Aydin Corporation, from June 1996 to June 1999, most recently as President and Chief Operating Officer. Prior to that, Mr. Henderson was employed by the Unisys Corporation, from May 1980 until May 1996, most recently as a Senior Financial Executive. He serves on the board of Tech-Sym Corporation.

     JESSE KRASNOW, age 50, became a director in 1976. Mr. Krasnow is a Partner in the private investment firm of Lefferts/Fore Associates.

     WARREN G. LICHTENSTEIN, age 33, is a nominee for the Board. He has been the Chairman of the Board for Steel Partners L.L.C., the general partner of Steel Partners II, L.P., since January 1996. Prior to that Mr. Lichtenstein was Chairman and a director of Steel Partners Ltd. from 1993 until January 1996. Mr. Lichtenstein serves on the Boards of Gateway Industries, Inc., Web Financial Corporation, PLM International, Inc., CPX Corp., Tech-Sym Corporation and Saratosa Beverage Group, Inc.

     THOMAS E. MCGRATH, age 55, became a director in 1983. Mr. McGrath is a Managing Director of Citicorp Securities, Inc.

     MERRILL A. MCPEAK, age 64, became a director in 1995. He served over twenty years in senior United States Air Force positions, culminating in four years as Chief of Staff from 1990 through 1994, retiring with the rank of General. General McPeak has served as President of McPeak & Associates, a consulting company, since 1994. General McPeak serves on the Boards of Directors of Praegitzer Industries, Inc., Tektronix, Inc., Thrustmaster, Inc., Trans World Airlines, Inc., Western Power & Equipment Corp. and E.Com, Inc.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1999, the Board held five meetings. Every member of the Board attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they respectively served. The Company has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The principal functions of the Audit Committee are to make recommendations to the Board regarding the appointment of the Company's independent public accountants, review and approve any major changes in accounting policy, review the arrangements for, and the scope and results of, the independent audit, review and approve the independent accountants' proposed fees for audit and non-audit services, and review the Company's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments. Messrs. Beda, Krasnow and McGrath compose the Audit Committee of the Board. Messrs. Krasnow and McGrath attended the three meetings of that Committee held during the 1999 fiscal year and Mr. Beda attended two meetings of that committee.

     The principal functions of the Compensation Committee are to advise and guide the Board in determining executive officer compensation and to assist the Board in the administration of the Company's stock option plans. Messrs. Demora, Kaplan and McPeak, who compose the Compensation Committee of the Board, each attended the three meetings of that Committee held during the 1999 fiscal year.

DIRECTORS' COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at each Board and committee meeting. Each non-employee director is paid annual fees of $20,000 plus $1,000 for each Board and committee meeting attended. The Chairman of the Board, currently General McPeak, is paid annual fees of $24,000 plus $1,000 for each Board and committee meeting attended. Pursuant to the Company's 1997 Director Equity Compensation Plan, one-half of the annual fees payable to each director are paid in the form of unrestricted shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Except as described below, and based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that during fiscal 1999 all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act.

     Mr. Julian Demora, a director of the Company, reported the purchase of 10,000 shares of Common Stock, which occurred on February 22, 1999 and 35,000 shares of Common Stock, which occurred on February 24, 1999, on a Form 4 filed March 24, 1999 and the purchase of 5,000 shares of Common Stock, which occurred on May 21, 1999, on a Form 4 filed June 30, 1999.

                             EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

     In June 1998, the Company and Dr. Garrett entered into an employment agreement providing for the employment of Dr. Garrett as the President and Chief Executive Officer of the Company for a three-year term ending on June 28, 2001. The agreement provides for an annual base salary of $250,000 as well as annual cash bonuses and stock option grants upon the satisfaction of certain agreed-upon goals and objectives. In addition, Dr. Garrett received a cash bonus of $50,000 upon the execution of the agreement, as well as reimbursement for certain relocation expenses. In connection with the agreement, Dr. Garrett was granted stock options to purchase an aggregate of 50,000 shares of Common Stock from the Company for an aggregate purchase price of $156,250 consisting of (i) $10,000 in cash and (ii) a promissory note in the principal amount of $146,250. The promissory note shall accrue interest at the rate of 5.58% per year and shall be paid in full on June 15, 2001. Upon the expiration of the agreement without renewal, Dr. Garrett shall be entitled to receive continuing base salary and benefits for a period of 12 months. In the event that his employment with the Company is terminated without cause, for good reason, or after a Change in Control (each as defined therein), Dr. Garrett shall be entitled to receive continuing base salary and benefits for the remainder of the term of the agreement or for a period of 24 months, whichever is greater. Dr. Garrett has also entered into a non-competition and non-solicitation agreement with the Company during the term of his employment by the Company and for a period of two years thereafter.

     In August 1999, the employment agreement with Dr. Garrett was amended. In the event that his employment with the Company is terminated as a result of a Change in Control, he shall be entitled to receive continuing base salary and benefits for a period of 48 months. The non-competition and non-solicitation agreement was also extended to include the 48 months during which he receives these payments.

     Mr. Andrew and Ms. Van Valkenburgh also entered into employment agreements in August 1999, whereby they shall be entitled to receive continuing base salary and benefits for up to 24 months in the event of termination of employment due to a Change in Control (as defined therein). Mr. Andrew and Ms. Van Valkenburgh also entered into a non-competition and non-solicitation agreement pursuant to which they are prohibited from competing with the Company or soliciting the Company's employees during the term of employment and for a period of two years thereafter.

SUMMARY COMPENSATION

     The following table sets forth for each of the last three fiscal years certain information concerning the compensation of the Company's Chief Executive Officer during the fiscal year ended June 30, 1999 and six other executive officers of the Company, four of whom were serving as executive officers on June 30, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                        AWARDS
                                                                     ------------
                                             ANNUAL COMPENSATION      SECURITIES
             NAME AND                        --------------------     UNDERLYING        ALL OTHER
        PRINCIPAL POSITION           YEAR     SALARY      BONUS        OPTIONS       COMPENSATION(1)
        ------------------           ----    --------    --------    ------------    ---------------
James C. Garrett...................  1999    $221,154    $100,000(2)     50,000          $20,580
  President and Chief                1998          --      50,000       250,000               --
  Executive Officer                  1997          --          --            --               --

Glenn C. Andrew(3).................  1999     138,462(4)  100,000(2)     47,586           21,467
  Executive Vice                     1998          --          --            --               --
  President                          1997          --          --            --               --

Ajit W. Hirani(5)..................  1999     264,193          --            --           15,345
  Former Vice President,             1998     242,740          --            --           22,507
  General Manager of                 1997     242,615          --            --           29,943
  Training Systems Division

Melissa A. Van Valkenburgh(6)......  1999      43,077(7)   25,000(2)     35,000              739
  Vice President, Finance            1998          --          --            --               --
  Chief Financial Officer            1997          --          --            --               --

Relland M. Winand(8)...............  1999     139,394      50,000(9)         --               --
  Former Vice President,             1998     133,325          --            --            5,573
  Finance and Treasurer              1997     120,000      18,000        10,000           12,776

James B. Conyers(10)...............  1999     154,731          --            --            9,268
  Former Vice President,             1998     143,845          --            --            6,447
  Business Development Support       1997     142,799      18,000            --            7,515

Jerome Pogorzelski(11).............  1999     154,154      20,000(2)         --            8,950
  Former Vice President,             1998     142,246          --            --            6,361
  Engineering/Manufacturing          1997     146,799      20,000            --            7,515

---------------

 (1) Includes the following: (a) the Company's contributions under the Executive Savings and Investment Plan in 1999 for Messrs. Garrett, Andrew, Conyers, Hirani and Pogorzelski of $10,385, $4,985, $6,963, $4,626 and $6,869,
     respectively; (b) car allowance for Messrs. Garrett and Hirani of $3,821 and $7,563, respectively; (c) taxes paid by the Company for Messrs. Garrett, Andrew and Hirani of $4,066, $4,174 and $3,156, respectively; (d) the Company's match to the 401K Plan in 1999 for Messrs. Garrett, Andrew, Conyers, Pogorzelski of $2,308, $2,308, $2,305 and $2,081, respectively, and for Ms. Van Valkenburgh of $739; and (e) reallocation allowance for Mr. Andrew of $10,000.

 (2) Consists of bonuses earned during fiscal 1999, but paid during fiscal 2000.

 (3) Mr. Andrew became Executive Vice President in October 1998.

 (4) Mr. Andrew's annualized salary is $200,000.

 (5) Mr. Hirani served as Vice President and General Manager of the Training Systems Division until November 1998.

 (6) Ms. Van Valkenburgh became Vice President, Finance in March 1999.

 (7) Ms. Van Valkenburgh's annualized salary is $160,000.

 (8) Mr. Winand served as Vice President, Finance until October 1998.

 (9) Consists of a bonus paid to Mr. Winand during fiscal 1999 in connection with services rendered in the shut-down of the Wayne, Pennsylvania facility.

(10) Mr. Conyers served as Vice President, Business Development Support until July 1999.

(11) Mr. Pogorzelski served as Vice President, Engineering/Manufacturing until September 1999.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended June 30, 1999 to each of the Named Executive Officers. The Company granted no stock appreciation rights during the fiscal year ended June 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                 ---------------------------------------------------     ANNUAL RATES OF
                                 NUMBER OF     PERCENT OF                                  STOCK PRICE
                                 SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                 UNDERLYING    GRANTED TO     EXERCISE                    OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   --------------------
             NAME                 GRANTED      FISCAL YEAR    SHARE(2)       DATE         5%         10%
             ----                ----------   -------------   ---------   ----------   --------   ---------
Glenn C. Andrew...............     27,586          42%          1.181      10/07/08    $51,854    $124,201
Melissa A. Van Valkenburgh....     25,000          38%          2.688      03/22/09    $46,994    $112,558

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended June 30, 1999 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1999. No stock appreciation rights were exercised during fiscal 1999 by the Named Executive Officers or were outstanding at year-end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                     SHARES                       AT FISCAL YEAR-END         AT FISCAL YEAR-END(2)
                                    ACQUIRED        VALUE      -------------------------   -------------------------
              NAME                 ON EXERCISE   REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                 -----------   -----------   -------------------------   -------------------------
James C. Garrett.................      --            --             140,000/110,000            $113,750/$89,375
Glenn C. Andrew..................      --            --                    27,586/0            $      58,620/$0
Ajit W. Hirani...................      --            --                         0/0            $           0/$0
Melissa A. Van Valkenburgh.......      --            --                    25,000/0            $      31,250/$0
Relland M. Winand................      --            --                         0/0            $           0/$0
James B. Conyers.................      --            --                    10,675/0            $       4,541/$0
Jerome Pogorzelski...............      --            --                17,500/1,500            $         906/$0

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value based on the last sales price per share ($3.9375) of the Company's Common Stock on June 30, 1999, as reported on the New York Stock Exchange, less the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

     The Company's Compensation Committee of the Board is responsible for determining the compensation of, and compensation policies with respect to, the executive officers of the Company, including the Chief Executive Officer. The Compensation Committee currently consists of Messrs. Demora, Kaplan and McPeak.

     The objectives of the Company's executive compensation program are to:

          - Attract and retain key executives of outstanding abilities who are critical to the long-term success of the Company;

          - Align executive compensation with the Company's financial performance, business strategies, values and objectives;

          - Enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders; and

          - Recognize and reward individual performance and responsibility.

  Executive Compensation Program

     The Board, with guidance and input from the Compensation Committee, approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is composed of the following fundamental elements:

          - A base salary that is determined by individual contributions and sustained performance.

          - An annual cash bonus that is tied to corporate financial performance as well as the achievement of individual business-related objectives, including ability to address the corporate need to increase profitability.

          - A long-term incentive program that rewards executives when stockholder value is created through an increase in the market value of the Company's Common Stock.

     In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in selected comparable companies. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing the compensation opportunities of the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual stockholder value creation and the Company's actual financial performance. While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

  Base Salary

     Base salaries for executive officers are reviewed by the Compensation Committee and are set by the Board at the beginning of each fiscal year. In determining salary adjustments, the Board considers individual performance and contributions to the Company, external competitiveness and the recommendations of the Compensation Committee and management. The Board did not award across-the-board salary increases to the Company's executive officers for fiscal 1999. The Board believed that across-the-board salary increases were inappropriate given the Company's recent performance. In addition, the Company hired a number of executive officers in fiscal 1999 whose annualized compensation is reflected in the "Summary Compensation Table."

  Annual Incentive Compensation

     Annual incentives for the Company's executive officers are intended to reflect the Company's belief that management can make significant contributions to enhance stockholder value by achieving Company objectives and maximizing earnings. Accordingly, the Company has developed a management bonus plan that awards cash bonuses based on the achievement of certain objectives, including addressing issues relating to improvement in long-term corporate earnings, actual performance versus budget, order backlog, acquisition of new business and overall Company profitability.

     Bonuses for executive officers are discretionary and are determined annually by the Board after a review of the recommendations of the Compensation Committee and management. Bonuses were paid in fiscal 2000 based upon performance in fiscal 1999. See "-- Summary Compensation."

  Long-Term Incentive Compensation

     The Company's long-term incentive compensation program is implemented through the grant of stock options under the Company's 1991 Option Plan and 1998 Stock Incentive Plan. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and generally will have value only if the Company's stock price increases in the future.

     Stock option awards are reviewed and considered by the Board, guided by input and recommendations from management for each participant, the financial results for the Company and the participant's present equity holdings in the Company. All executive officers, including the Chief Executive Officer, are eligible to receive awards under the Company's 1991 Option Plan and 1998 Stock Incentive Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No Named Executive Officer received compensation exceeding this limit in fiscal year 1999. Although the Company does not currently intend to qualify its annual incentive awards as performance-based, it will continue to monitor the impact of Section 162(m) on the Company.

  Chief Executive Officer Compensation

     In June 1998, Dr. Garrett became the Company's Chief Executive Officer. Dr. Garrett has a multi-year employment agreement with the Company that fixes his annual base salary at $250,000 per year. Dr. Garrett also is entitled to receive annual cash bonuses and stock options upon the satisfaction of agreed-upon performance goals and objectives. For fiscal 1999, Dr. Garrett earned a cash bonus of $100,000. See "-- Employment Agreements." The Compensation Committee believes that this compensation package is comparable to those of chief executive officers of selected comparable companies and reflects the Company's qualitative judgment of Dr. Garrett's expected contributions to the Company during the term of the agreement.

                                            Julian Demora
                                            Martin S. Kaplan
                                            Merrill A. McPeak

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative stockholder return on the Company's Common Stock for the period from June 30, 1994 through June 30, 1999 with the cumulative total return for (i) the Russell 2000 Index (ii) a peer group index, determined by the Company consisting of Cascade Corporation, Cubic Corporation, EDO Corporation, Evans & Sutherland Corp., Firearms Training Systems, Nichols Research Corp and United Industrial Corporation (the "Peer Group Index") and
(iii) the Russell 3000 Aerospace Industry Index (the "Aerospace Industry
Index").

     In prior years the Company's stock performance graph has compared the Company's stock performance with the performance of (i) the Russell 2000 Index and (ii) the Russell 3000 Index. For subsequent years the Company will substitute the Peer Group Index for the Russell 2000 Index. This change is being made because the Company's Board of Directors has determined that the Peer Group Index more accurately reflects the industry sector in which the Company competes as well as companies of similar size to the Company and, therefore, presents a better comparison of the performance of the Company's Common Stock against the capital stock of its peers than does the Russell 2000 Index.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
   ECC INTERNATIONAL CORP., RUSSELL 3000 AEROSPACE, PEER GROUP, RUSSELL 2000
                    (PERFORMANCE RESULTS THROUGH 6/30/1999)
[STOCK PERFORMANCE GRAPH]

                                                ECC              R3000 AEROSPACE           PEER GROUP            RUSSELL 2000
                                                ---              ---------------           ----------            ------------
'1994'                                        100.00                  100.00                 100.00                 100.00
'1995'                                         85.58                  137.96                 143.30                 120.07
'1996'                                         70.19                  189.51                 184.22                 148.75
'1997'                                         40.39                  248.62                 197.46                 173.04
'1998'                                         25.00                  247.07                 191.32                 201.59
'1999'                                         30.29                  264.68                 142.86                 204.62

---------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in ECC Common Stock, Russell 3000 Aerospace, Peer Group and Russell 2000.

* Cumulative total return assumes reinvestment of dividends.

SOURCE: Russell/Mellon Analytical Services

                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000, subject to ratification by stockholders at the Meeting. Although stockholder approval of the Board's selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider the matter. It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Meeting. PricewaterhouseCoopers LLP served as the Company's independent public accountants during fiscal 1999.

                                 OTHER MATTERS

     The Board knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their judgment on such matters.

     The Company will bear the entire cost of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries in whose names stock is held will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses in connection with this service.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") pursuant to Rule 14a-8 under the Exchange Act must be submitted to the Secretary of the Company at its offices, 2001 West Oak Ridge Road, Orlando, Florida 32809-3803, no later than June 17, 2000.

     If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 50 days nor more than 75 days prior to the 2000 Annual Meeting; provided that, in the event that less than 65 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                            By Order of the Board of Directors,

                                            /s/ MELISSA VAN VALKENBURGH
                                            Melissa Van Valkenburgh, Secretary

Dated: October 15, 1999

                                                                      APPENDIX A

                             ECC INTERNATIONAL CORP.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 10, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) James C. Garrett and Jesse Krasnow, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ECC INTERNATIONAL CORP. (the "Company") to be held on Wednesday, November 10, 1999 at 10:00 a.m. at 2001 West Oak Ridge Road in Orlando, Florida, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals are conditioned upon the approval of any of the other proposals.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

       1. To elect the following nominees for director (except as marked below):

Bruce A. Beda, Julian Demora, James C. Garrett, James Henderson, Jesse Krasnow,
                      Warren Lichtenstein, Thomas E. McGrath, Merrill A. McPeak.

                                                   [ ] FOR   [ ] WITHHOLD
                                                   all nominees    all nominees
                                                   (except as marked below)

 (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominees.)

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

                                        [ ]  FOR     [ ]  AGAINST   [ ]  ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.


MARK HERE
FOR ADDRESS
CHANGE AND                            MARK HERE IF YOU PLAN TO
NOTE AT LEFT           [ ]              ATTEND THE MEETING            [ ]

                                          Dated: ______________________, 1999



                                          ___________________________________
                                                                    Signature



                                          ___________________________________
                                                    Signature if held jointly


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.